Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 24, 2025

AGNC Investment Corp.
7373 Wisconsin Ave, 22nd Floor
Bethesda, Maryland 20814

    Re:    AGNC Investment Corp. Common Stock At-the-Market Offering Program

Ladies and Gentlemen:

We have acted as special United States counsel to AGNC Investment Corp., a Delaware corporation (the “Company”), in connection with the Company’s sale of up to $1,500,000,000 aggregate offering price of shares (the “Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to (a) the Sales Agreement, dated April 24, 2025, by and between the Company and Goldman Sachs & Co. LLC (the “GS Sales Agreement”), (b) the Sales Agreement, dated April 24, 2025, by and between the Company and Barclays Capital Inc. (the “Barclays Sales Agreement”), (c) the Sales Agreement, dated April 24, 2025, by and between the Company and BTIG, LLC (the “BTIG Sales Agreement”), (d) the Sales Agreement, dated April 24, 2025, by and between the Company and Citadel Securities Institutional LLC (the “Citadel Sales Agreement”), (e) the Sales Agreement, dated April 24, 2025, by and between the Company and Citizens JMP Securities, LLC (the “Citizens Sales Agreement”), (f) the Sales Agreement, dated April 24, 2025, by and between the Company and J.P. Morgan Securities LLC (the “J.P. Morgan Sales Agreement”), (g) the Sales Agreement, dated April 24, 2025, by and between the Company and Keefe, Bruyette & Woods, Inc. (the “Keefe Sales Agreement”), (h) the Sales Agreement, dated April 24, 2025, by and between the Company and Moelis & Company LLC (the “Moelis Sales Agreement”), (i) the Sales Agreement, dated April 24, 2025, by and between the Company and Morgan Stanley & Co. LLC (the “MS Sales Agreement”), (j) the Sales Agreement, dated April 24, 2025, by and between the Company and RBC Capital Markets, LLC (the “RBC Sales Agreement”), (k) the Sales Agreement, dated April 24, 2025, by and between the Company and UBS Securities LLC (the “UBS Sales Agreement”), (l) the Sales Agreement, dated April 24, 2025, by and between the Company and Virtu Americas LLC (the “Virtu Sales Agreement”), and (m) the Sales Agreement, dated April 24, 2025, by and between the Company and Wells Fargo Securities, LLC (the “Wells Fargo Sales Agreement” and, together with the GS Sales Agreement, the Barclays Sales Agreement, the BTIG Sales Agreement, the Citadel Sales Agreement, the Citizens Sales Agreement, the J.P. Morgan Sales Agreement, the Keefe Sales Agreement, the Moelis Sales

AGNC Investment Corp.
April 24, 2025

Agreement, the MS Sales Agreement, the RBC Sales Agreement, the UBS Sales Agreement and the Virtu Sales Agreement, the “Sales Agreements”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-3ASR (File No. 333-279249) of the Company relating to the Securities and other securities of the Company filed on May 9, 2024, with the Securities and Exchange Commission (the “Commission”) under the Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)    the prospectus, dated May 9, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the prospectus supplement, dated April 24, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    executed copies of each of the Sales Agreements;

(e)    an executed copy of a certificate of Kenneth L. Pollack, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)    a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Previous Certificate of Incorporation”), as amended and restated and in effect as of April 18, 2024, certified pursuant to the Secretary’s Certificate;

(g)    a copy of the Company’s Amended and Restated Certificate of Incorporation (together with the Previous Certificate of Incorporation, the “Certificate of Incorporation”), as amended and restated and in effect as of April 17, 2025 and as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(h)    a copy of the Company’s Amended and Restated Bylaws, as amended and restated and in effect as of July 20, 2023 and as of the date hereof (the “Bylaws”), certified pursuant to the Secretary’s Certificate; and

AGNC Investment Corp.
April 24, 2025

(i)    copies of certain resolutions of the Board of Directors of the Company, adopted on April 18, 2024 and April 17, 2025, and copies of certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on April 24, 2025, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation and the factual representations and warranties set forth in the Sales Agreements.

    In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Sales Agreements.

    We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

    Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Sales Agreements, will be validly issued, fully paid and nonassessable provided that the consideration therefor is not less than $0.01 per share.

In addition, in rendering the foregoing opinion we have assumed that:

(a)    the Company’s issuance of the Securities does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 although we have assumed compliance with any covenant, restriction or provision with respect to financial

AGNC Investment Corp.
April 24, 2025

ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b)    the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on April 24, 2025 and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Very truly yours,

    /s/ Skadden, Arps, Slate, Meagher & Flom LLP